Exhibit 5.1

KPMG LLP

777 Dunsmuir Street

Vancouver, BC V7Y 1K3

Canada

Tel 604-691-3000

Fax 604-691-3031

www.kpmg.ca

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Aris Mining Corporation

We consent to the use of our report dated March 11, 2026, on the consolidated financial statements of Aris Mining Corporation, which comprise the consolidated statements of financial position as of December 31, 2025 and December 31, 2024, the related consolidated statements of income (loss), comprehensive income (loss), equity and cash flows for each of the years then ended, and the related notes, and our report dated March 11, 2026, on the effectiveness of internal control over financial reporting as of December 31, 2025, which are incorporated by reference in the Registration Statement on Form F-10 dated July 30, 2026 of Aris Mining Corporation.

/s/ KPMG LLP

Chartered Professional Accountants

July 30, 2026

Vancouver, Canada

KPMG LLP, an Ontario limited liability partnership and member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. KPMG Canada provides services to KPMG LLP.